Item (1)(vi) under Form N-1A
                                               Item 3(i) under Item 601/Reg. S-K


                           VISION GROUP OF FUNDS, INC.
                             ARTICLES SUPPLEMENTARY



                  VISION GROUP OF FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Effective May 1, 1999 the aggregate number of shares of capital stock that the Corporation has authority to issue is increased by ten billion (10,000,000,000) shares. Six billion (6,000,000,000) of such additional shares shall be classified as set forth below, the other four billion (4,000,000,000) remaining unclassified:


Name                                                         Number of
                                                             Shares

Vision Mid Cap Value Fund Class B Shares                     1,000,000,000
Vision Mid Cap Growth Fund Class B Shares                    1,000,000,000
Vision Large Cap Value Fund Class B Shares                   1,000,000,000
Vision Large Cap Growth Fund Class A Shares                  1,000,000,000
Vision Large Cap Growth Fund Class B Shares                  1,000,000,000
Vision High Yield Bond Fund Class A Shares                   1,000,000,000

                  SECOND: The shares of Vision Mid Cap Value Fund Class B Shares, Vision Mid Cap Growth Fund Class B Shares, and Vision Large Cap Value Fund Class B Shares, Vision Large Cap Growth Fund Class A Shares, Vision Large Cap Growth Fund Class B Shares, and Vision High Yield Bond Fund Class A Shares classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article VI of the Corporation's Charter and shall be subject to all provisions of the Charter relating to capital stock of the Corporation:

                  THIRD: Immediately before the increase in the aggregate number of shares of capital stock as set forth in Article FIRST hereto, and renaming of certain of the classes pursuant to Articles of Amendment effective May 1, 1999, the Corporation was authorized to issue Twenty Billion (20,000,000,000) shares of capital stock, all of which were of the par value of One Mill ($0.001) per share, with the aggregate par value of $20,000,000, classified as follows:

Name                                                            Number of
                                                                Shares
Class A Common Stock Series A                                   2,000,000,000
Class A Common Stock Series S                                   2,000,000,000
Class B Common Stock Series A                                   2,000,000,000
Class B Common Stock Series S                                   2,000,000,000
Class C Common Stock                                            1,000,000,000
Class D Common Stock                                            1,000,000,000
Class E Common Stock                                            1,000,000,000
Class F Common Stock                                            1,000,000,000
Class G Common Stock                                            1,000,000,000
Class H Common Stock                                            1,000,000,000
Unclassified                                                    6,000,000,000
                                                                -------------
Total                                                          20,000,000,000


                  FOURTH: As hereby increased and classified, and renamed pursuant to the Articles of Amendment effective May 1, 1999, the total number of shares of capital stock which the Corporation has authority to issue is Thirty Billion (30,000,000,000) shares of capital stock, all of which are of the par value of One Mill ($0.001) per share, and with the aggregate par value of $30,000,000, classified as follows:


Name                                                           Number of
                                                               Shares

Vision Money Market Fund Class A Shares                        2,000,000,000
Vision Money Market Fund Class S Shares                        2,000,000,000
Vision Treasury Money Market Fund Class A Shares               2,000,000,000
Vision Treasury Money Market Fund Class S Shares               2,000,000,000
Vision New York Tax-Free Money Market Fund Class A Shares      1,000,000,000
Vision U.S. Government Securities Fund Class A Shares          1,000,000,000
Vision New York Municipal Income Fund Class A Shares           1,000,000,000
Vision Mid Cap Value Fund Class A Shares                       1,000,000,000
Vision Mid Cap Value Fund Class B Shares                       1,000,000,000
Vision Mid Cap Growth Fund Class A Shares                      1,000,000,000
Vision Mid Cap Growth Fund Class B Shares                      1,000,000,000
Vision Large Cap Value Fund Class A Shares                     1,000,000,000
Vision Large Cap Value Fund Class B Shares                     1,000,000,000
Vision Large Cap Growth Fund Class A Shares                    1,000,000,000
Vision Large Cap Growth Fund Class B Shares                    1,000,000,000
Vision High Yield Bond Fund Class A Shares                     1,000,000,000
Unclassified                                                   10,000,000,000
                                                               --------------
Total                                                         30,000,000,000

     FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as ----- amended.

                  SIXTH: The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified six billion (6,000,000,000) of the additional shares as set forth herein pursuant to authority provided in the Corporation's Charter.

                  The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.


                  IN WITNESS WHEREOF, Vision Group of Funds, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary as of this ___ day of ____________, 1999.

                           VISION GROUP OF FUNDS, INC.


                                 By:
                                Beth S. Broderick
                                 Vice President

WITNESS:



Victor R. Siclari
Secretary